Exhibit 12.1

CERTIFICATION

June 30, 2003

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Carlos Felices, the Chief Executive Officer and Valerio Cavallo, the Chief Financial Officer of Telecom Argentina STET-France Telecom S.A. (“Telecom”) each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Telecom.

/s/ Carlos Felices
Name: Carlos Felices Chief Executive Officer

/s/ Valerio Cavallo
Name: Valerio Cavallo Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Telecom and will be retained by Telecom and furnished to the Securities and Exchange Commission or its staff upon request.